UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14C INFORMATION
(Amendment No. 1 to Preliminary Information Statement)

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934, as amended

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WESTMONT RESOURCES, INC.
(Name of Registrant as Specified in Its Charter)
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WE ARE NOT ASKING YOU FOR A PROXY
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WESTMONT RESOURCES, INC.
1621 FREEWAY DRIVE, SUITE 209
MOUNT VERNON WA 98273

INFORMATION STATEMENT

This Information Statement (this “Information Statement”) is being furnished to all holders of shares of common stock, par value $0.001 per share (“Common Stock”) of record at the close of business on November 25, 2008 (collectively, the “Stockholders”) of Westmont Resources, Inc., a Nevada corporation (the “Company”), with respect to certain corporate actions of the Company. This Information Statement is first being provided to the Stockholders on or about January 21, 2009.

The corporate actions involve one (1) proposal (collectively, the “Proposal”) providing for the following:

1.  To approve an increase in the total number of authorized shares of capital stock of the Company from Seventy-Five Million (75,000,000) to Eight Hundred Million (800,000,000) shares, Seven Hundred Seventy-Five Million (775,000,000) of which shall be Common Shares, $0.001 par value per share, and Twenty-Five Million  (25,000,000) of which shall be Preferred Shares, $0.001 par value per share, with the Board of Directors having the authority to designate one or more series of such Preferred Shares and to  establish the rights, restrictions, preferences and privileges for such Preferred Shares from time-to-time by duly authorized resolution.

ONLY THE STOCKHOLDERS OF RECORD AT THE CLOSE OF BUSINESS ON NOVEMBER 25, 2008 ARE ENTITLED TO NOTICE OF THE PROPOSAL.  PRINCIPAL STOCKHOLDERS WHO COLLECTIVELY HOLD IN EXCESS OF FIFTY PERCENT (50%) OF THE COMPANY’S SHARES OF VOTING CAPITAL STOCK ENTITLED TO VOTE ON THE PROPOSAL HAVE INDICATED THEIR INTENTION TO VOTE IN FAVOR OF THE PROPOSAL. AS A RESULT, THE PROPOSAL WILL BE APPROVED WITHOUT THE AFFIRMATIVE VOTE OF ANY OTHER STOCKHOLDERS OF THE COMPANY. THIS ACTION IS EXPECTED TO BE TAKEN NOT LESS THAN TWENTY (20) DAYS FROM THE MAILING OF THIS INFORMATION STATEMENT, BUT AS SOON THEREAFTER AS PRACTICABLE.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Peter Lindhout
Peter Lindhout
Chairman of the Board and President

Mount Vernon, Washington
January 21, 2009

TABLE OF CONTENTS

WESTMONT RESOURCES, INC.
1621 FREEWAY DRIVE, SUITE 209
MOUNT VERNON WA 98273
_________________________

INFORMATION STATEMENT
_________________________

This Information Statement (this “Information Statement”) contains information related to certain corporate actions of Westmont Resources, Inc., a Nevada corporation (the “Company”), and is expected to be mailed on or about January 21, 2009 to all holders of the voting capital stock of the Company, which includes all holders of common stock, par value $0.001 per share (“Common Stock”) of record at the close of business on November 25, 2008 (collectively, the “Stockholders”).

ABOUT THE INFORMATION STATEMENT

What Is The Purpose Of The Information Statement?

This Information Statement is being provided pursuant to Section 14 of the Securities Exchange Act of 1934, as amended, to notify the Stockholders, as of the close of business on November 25, 2008 (the “Record Date”), of the corporate actions expected to be taken pursuant to the written consent of certain principal stockholders. Specifically, holders of our Common Stock  are expected to act upon certain corporate matters outlined in this Information Statement, which action is expected to take place on February 11, 2009, consisting of: (i) the approval to increase the authorized shares of stock of the Company from Seventy-Five Million (75,000,000) to Eight Hundred Million (800,000,000), of which  Seven Hundred Seventy-Five Million (775,000,000) of which shall be Common Shares, $0.001 par  value per share, and Twenty Five Million (25,000,000) of which shall be Preferred Shares, $0.001 par value per share, with the Board of Directors having the authority to designate one or more series of such Preferred Shares and to  establish the rights, restrictions, preferences and privileges for such Preferred Shares from time-to-time by duly authorized resolution.

Who Is Entitled To Notice?

All holders of shares of Common Stock on the close of business on the Record Date will be entitled to notice of each matter to be voted upon by the principal stockholders pursuant to the written consent of the principal stockholders. Specifically, the holders of a majority of the Common Stock have indicated they will vote in favor of the Proposal. Under Nevada corporate law, all the activities requiring stockholder approval may be taken by obtaining the written consent and approval of more than fifty percent (50%) of the holders of voting stock in lieu of a meeting of the stockholders. Because the holders of more than fifty percent (50%) of the Common Stock will vote in favor of the Proposal, no action by the minority stockholders in connection with the Proposal set forth herein is required.

Who Are The Principal Stockholders And How Many Votes Are They Entitled to Cast?

Certain principal stockholders and officers and directors, consisting of Peter Lindhout, our Chairman of the Board and President, Andrew Jarvis, a director and our Secretary, Javan King, a director, and F&M, Ltd., a Nevada corporation, controlled by Dr. Bruce E. Fischer, our Managing Director and Chief Executive Officer, and Glenn McQuiston, a director and our Chief Financial Officer and Treasurer, all of whom, collectively, are the holders of 45,000,000 shares of our Common Stock, or 92.15% of the 48,833,000 issued and outstanding shares of Common Stock as of the Record Date.

What Corporate Matters Will The Principal Stockholders Vote For And How Will They Vote?

The principal stockholders that hold a majority, 92.15% of the total issued and outstanding Common Stock of the Company have indicated that they will vote for the proposal described in this Information Statement. (1)

Common Stock	F&M, Ltd. 1100 Dexter Avenue N. Seattle, WA 98109	22,500,000(2) (3)	46.08%
Common Stock	Peter Lindhout Chairman of the Board and President 110 Wall St., 11th Floor New York, NY 10005	7,500,000	15.36%
Common Stock	Andrew Jarvis Secretary and Director 1621 Freeway Drive, Suite 209 Mount Vernon, WA 98273	7,500,000	15.36%
Common Stock	Javan King Director 110 Wall St., 11th Floor New York, NY 10005	7,500,000	15.36%
Notes:

(1) Based on 48,833,000 shares of our common stock issued and outstanding as of January 12, 2009. Under Rule 13d-3, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding on January 12, 2009.
(2) Dr. Bruce E. Fischer, our Managing Director and Chief Executive Officer, is the Managing Director of F&M Ltd., and is deemed to control a Ninety-five percent (95%) ownership interest in F&M, Ltd.
(3)  Glenn McQuiston, a director and our Chief Financial Officer and Treasurer, controls a Five percent (5%) ownership interest in F&M, Ltd.

What is the Recommendation of the Board of Directors?

On November 25, 2008, the Board of Directors unanimously adopted resolutions approving the Proposal.  The Board of Directors recommends adoption of the Proposal.

What Vote Is Required To Approve The Proposal?

Increase of Authorized Shares. For the Proposal to increase the authorized shares of stock of the Company from Seventy-five Million (75,000,000) to Eight Hundred Million (800,000,000), of which Seven Hundred Seventy-five Million (775,000,000) of which shall be Common Shares, $0.001 par  value per share, and Twenty Five Million (25,000,000) of which shall be Preferred Shares, $0.001 par value per share, with the Board of Directors having the authority to designate one or more series of such Preferred Shares and to  establish the rights, restrictions, preferences and privileges for such Preferred Shares from time-to-time by duly authorized resolution,, a vote of a majority of the voting capital stock is required to approve the Proposal. As a result, a vote to approve this Proposal by a majority of the holders of Common Stock (which vote is equal to 92.15% of the total Common Stock of the Company), is sufficient to approve the Proposal.

Recent Changes in Control of the Company

On November 21, 2008, there was a change in control of the Company, as described herein below.

On November 21 2008, a transaction closed which involved a Share Purchase Agreement (the “Purchase Agreement”), by and among the Company, Dr. Bruce E. Fischer, an individual, (“Fischer”) and Glenn McQuiston, an individual, (“McQuiston”), whereby the Company agreed to acquire all of the issued and outstanding capital stock of Avalon International, Inc, a Washington corporation (“Avalon”) in exchange for an aggregate of Twenty-two Million Five Hundred Thousand (22,500,000) shares of common stock of the Company, par value $0.001 per share (the “Company’s Common Stock”), which shall be issued in the name of F&M, Ltd., a Nevada corporation, (“F&M”).  Mr. McQuiston has a Five percent (5%) ownership interest in F&M and Dr. Fischer is the Managing Director of both F&M and The Avalon Group, Ltd., a Nevis corporation, which has a Ninety-five percent (95%) ownership interest in F&M.

Also, on November 21, 2008, the Board of Directors of the Company adopted resolutions which caused shares of the Company’s Common Stock to be issued to its officers as compensation for services rendered, as follows:  Peter Lindhout, President and Chief Executive Officer, - Five Million Six Hundred Sixty-six Thousand Six Hundred Sixty-six (5,666,666) shares;  Javan King, Chief Operating Officer and Secretary, - Five Million Six Hundred Sixty-six Thousand Six Hundred Sixty-seven (5,666,667) shares; and Andrew Jarvis, Chief Financial Officer and Treasurer, - Five Million Six Hundred Sixty-six Thousand Six Hundred Sixty-seven (5,666,667) shares.

The following section entitled “Principal Stockholders – Security Ownership of Certain Beneficial Owners and Management” sets forth the percentage of voting control following the change in control described herein.

PRINCIPAL STOCKHOLDERS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables sets forth certain information concerning the number of shares of our common stock owned beneficially as of January 12, 2009 by: (i) each person (including any group) known to us to own more than five percent (5%) of any class of our voting securities, (ii) our directors, and (iii) our named executive officers.

Unless otherwise indicated, the stockholders listed possess sole voting and investment power with respect to the shares shown.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Common Stock(1)
DIRECTORS AND EXECUTIVE OFFICERS
Common Stock	Dr. Bruce E. Fischer Managing Director and Chief Executive Officer 1100 Dexter Avenue N. Seattle, WA 98109	21,375,000(2) Indirect	43.77%
Common Stock	Glenn McQuiston Treasurer, Chief Financial Officer and Director 1100 Dexter Avenue N. Seattle, WA 98109	1,125,000(3) Indirect	2.30%
Common Stock	Peter Lindhout Chairman of the Board and President 110 Wall St., 11th Floor New York, NY 10005	7,500,000 Direct	15.36%
Common Stock	Andrew Jarvis Secretary and Director 1621 Freeway Drive, Suite 209 Mount Vernon, WA 98273	7,500,000 Direct	15.36%
Common Stock	Javan King Director 110 Wall St., 11th Floor New York, NY 10005	7,500,000 Direct	15.36%
Common Stock	All Directors and Executive Officers as a Group (5 persons)	45,000,000	92.15%

5% STOCKHOLDERS
Common Stock	F&M, Ltd. 1100 Dexter Avenue N. Seattle, WA 98109	22,500,000 Direct	46.08%
Common Stock	Dr. Bruce Fischer Managing Director and Chief Executive Officer 1100 Dexter Avenue N. Seattle, WA 98109	21,375,000(2) Indirect	43.77%
Common Stock	Peter Lindhout Chairman of the Board and President 110 Wall St., 11th Floor New York, NY 10005	7,500,000 Direct	15.36%
Common Stock	Andrew Jarvis Secretary and Director 1621 Freeway Drive, Suite 209 Mount Vernon, WA 98273	7,500,000 Direct	15.36%

Common Stock	Javan King Director 110 Wall St., 11th Floor New York, NY 10005	7,500,000 Direct	15.36%

Notes:

(1) Based on 48,833,000 shares of our common stock issued and outstanding as of January 12, 2009. Under Rule 13d-3, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding on January 12, 2009.
(2) Dr. Bruce Fischer is the Managing Director of both F&M, Ltd., a Nevada corporation,, and The Avalon Group, Inc., a Nevis corporation, which has a Ninety-five percent (95%) ownership interest in F&M, Ltd.(3)  Glenn McQuiston has a Five percent (5%) ownership interest in F&M, Ltd., a Nevada corporation, which owns 22,500,000 shares of the Company’s common stock.

The Company is not aware of any legal proceeding to which any of the above identified persons is a party adverse to the interests of the Company or has a material interest adverse to the Company. During the past five (5) years, none of the above identified persons has:

(1)
Petitioned for bankruptcy or had a bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

(2)	Been convicted in a criminal proceeding or is currently subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

(3)
Been subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

(4)
Been found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our executive officers and directors and their ages and titles as of January 12, 2009 are as follows:

Name of Director	Age	Position
Peter Lindhout	54	Chairman of the Board and President
Bruce E. Fischer	46	Managing Director and Chief Executive Officer
Glenn McQuiston	54	Chief Financial Officer, Treasurer and a Director
Andrew Jarvis	41	Secretary and a Director
Javan King	41	Director

Peter Lindhout – Chairman of the Board and President.  Mr. Lindhout served as our Chairman of the Board, President and Chief Executive Officer beginning on October 22, 2008.   Mr. Lindhout became a Managing Partner of Cumbuco Beach LLC in 2003 where he has shared responsibility for overseeing all aspects of its Merchant Banking operations with Mr. King.  Mr. Lindhout was named President of Qualico Capital Corporation in January 2006 and continues to serve in such capacity. From April 2007 to present, Mr. Lindhout has served as a director of OBN Holdings, Inc., a publicly traded company involved in a variety of industries, including entertainment, real estate and manufacturing.  From May 2007 to present, Mr. Lindhout has served as a director of Master Distribution Systems, Inc., a publicly traded company  involved in a variety of industries, including entertainment, real estate and manufacturing.

Bruce E. Fischer – Managing Director and Chief Executive Officer.  Dr. Fischer joined Avalon Group Ltd, in 2001 as its Managing Director and continues to serve in such capacity with responsibilities for overseeing all aspects of its multi-national agricultural development business.  Dr. Fischer co-founded Land and Sea Development Company in 1997; Land and Sea Development Foundation in 2003; Jasper Agro-Development SA in 999; TerraSolve Inc in 2000; Land and Sea Development LLC in 2003; US BioFuels Inc. in 2000; Thai-Tea Ltd in 2004; Israeli Agro-Investment Services Ltd in 2006; Negev Agro Inc in 2005; Negev Agro LP in 2005; Negev Agro 2 LP in 2006; GSF Ltd in 2003; Expedition Leaders Inc in 2003; Avalon International Inc in 2005 and Anviron Corporation in 2007.  From March 2008 to present, Dr. Fischer has also served as the Managing Director of Anviron Holding Company, a publicly traded Company involved in the manufacturing of organic products for the agriculture industry.  Dr. Fischer received a BS in Accounting and BS in Geology from Long Island University, where he also received his PhD in Environmental Engineering.

Glenn McQuiston – Chief Financial Officer, Treasurer and a Director.  Mr. McQuiston was appointed a Director of Anviron Holdings, Inc. in March, 2008. Mr. McQuiston is a founder and CEO of Resort Society, Inc. a luxury tour company established in May, 2008. Since 2002, Mr. McQuiston has served as CEO of Integrated Trading, Inc, doing business as Get2Networks a technology based marketing services company. From 2003 to 2005, Mr. McQuiston also served as CEO of Expedition Leaders, a company engaged in the tour and cruise business. Previously, from 1991 through 2001 Mr. McQuiston served as the CEO of Society Expeditions International, a multi-national leading luxury adventure cruise and tour operator. Mr. McQuiston is a member in good standing of the Washington State Bar Association. Mr. McQuiston graduated cum laude from Seattle University School of Law in 1980. Previously he received a Masters in International Business from The Garvin Graduate School of International Management (Thunderbird).

Andrew Jarvis – Secretary and a Director.   Mr. Jarvis served as our founding Chairman of the Board, President, Secretary, Treasurer and Director from November 2004 until October 22, 2008 when he became Chief Financial Officer, Treasurer and a Director upon the appointment to Mr. Lindhout and Mr. King as officers and directors. Mr. Jarvis has a Bachelor of Business Administration from Simon Fraser University. In 2004, Mr. Jarvis successfully passed an overview course on the mineral exploration industry at the British Columbia Institute of Technology. Mr. Jarvis is a member of the British Columbia & Yukon Chamber of Mines.  From 1993 to 2002, Mr. Jarvis was the president of Advantage Network Services Inc. and Expertech Cablecom Inc., companies engaged in the telecom equipment and cable installation business. He was also a director of Eagle Ridge Ventures Inc. from November 15, 2004 to August 31, 2005.

Javan King – Director.  Mr. King served as our Chief Operating Officer, Secretary and a Director from October 22, 2008 until November 21, 2008.  Mr. King co-founded Cumbuco Beach LLC in 2000.  Currently, he continues to serve as a Managing Partner of Cumbuco Beach LLC, where he has been responsible for overseeing all aspects of its Merchant Banking operations, sharing such responsibility with Mr. Lindhout from 2003 to present. Mr. King has also been an Associate Director of Qualico Capital Corporation form 2006 to present, serving in its Corporate Financial Division.

Term of Office

Members of our board of directors are appointed to hold office until the next annual meeting of our stockholders or until his or her successor is elected and qualified, or until he or she resigns or is removed in accordance with the provisions of the Nevada Revised Statutes. Our officers are appointed by our board of directors and hold office until removed by the board.

Significant Employees

We have no significant employees other than our officers and directors.  We conduct our business through agreements with consultants and arms-length third parties. Currently, we have no formal consulting agreements in place.

Committees of the Board of Directors

We do not presently have a separately constituted audit committee, compensation committee, nominating committee, executive committee or any other committees of our board of directors.

Audit Committee Financial Expert

We do not presently have an Audit Committee Financial Expert.

Director Independence

Quotations for our common stock are entered on the OTC Bulletin Board inter-dealer quotation system, which does not have director independence requirements. For purposes of determining director independence, we have applied the definitions set out in NASDAQ Rule 4200(a)(15). Under NASDAQ Rule 4200(a)(15), a director is not considered to be independent if he or she is also an executive officer or employee of the corporation.  Each of our directors, except for Javan King, acts as an executive officer of the corporation. Due to his recent involvement as an executive officer Mr. King would not be considered an independent director; as such, we do not have any independent directors.

EXECUTIVE COMPENSATION

Summary Compensation Table

We did not pay any compensation to our executive officers or directors during the fiscal year ended May 31, 2008 nor during the period from June 1, 2008 through the date of this Information Statement.

DESCRIPTION OF SECURITIES

The current authorized capital stock of our Company consists of Seventy-five Million (75,000,000) shares of Common Stock, par value $0.001 per share. As of January 12, 2009, 48,833,000 shares of Common Stock were issued and outstanding.  The following description is a summary of the capital stock of our Company and contains the material terms of our voting capital stock. Additional information can be found in our Certificate of Incorporation and our Bylaws.

Common Stock

On November 25, 2008 (the “Record Date”), there were 48,833,000 shares of Common Stock issued and outstanding. Each share of Common Stock entitles the holder to one (1) vote on each matter submitted to a vote of our stockholders, including the election of Directors. There is no cumulative voting.  The holders of our Common Stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board. Common Stock holders have no preemptive, conversion or other subscription rights. There are no redemption or sinking fund provisions related to the Common Stock. In the event of liquidation, dissolution or winding up of the Company, our Common Stock holders are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding.

Options

No options are outstanding as of the date of this Information Statement.

Warrants

No warrants are outstanding as of the date of this Information Statement.

Anti-Takeover Effects of Provisions of the Articles Of Incorporation, Bylaws and Nevada Law

Authorized and Unissued Stock

The authorized but unissued shares of our Common Stock are available for future issuance without the approval of our stockholders. These additional shares may be utilized for a variety of corporate purposes including but not limited to future public or direct offerings to raise additional capital, corporate acquisitions and employee incentive plans. The issuance of such shares may also be used to deter a potential takeover of the Company that may otherwise be beneficial to our stockholders by diluting the shares held by a potential suitor or issuing shares to a stockholder that will vote in accordance with the desires of the Board. A takeover may be beneficial to stockholders because, among other reasons, a potential suitor may offer stockholders a premium for their shares of stock compared to the then-existing market price.

Nevada Anti-Takeover Laws

Nevada Revised Statutes (“NRS”) Sections 78.378 to 78.3793 provide state regulation over the acquisition of a controlling interest in certain Nevada corporations unless the articles of incorporation or bylaws of the corporation provide that the provisions of these sections do not apply. Our Articles of Incorporation and Bylaws do not state that these provisions do not apply.

The statute creates a number of restrictions on the ability of a person or entity to acquire control of a Nevada company by setting down certain rules of conduct and voting restrictions in any acquisition attempt, among other things. The restrictions on the acquisition of controlling interests contained in NRS Sections 78.378 to 78.3793 apply only to a Nevada corporation that:

(a)	has 200 stockholders of record (at least 100 of whom have addresses in the State of Nevada appearing on the stock ledgers of the corporation); and

(b)	does business in the State of Nevada, either directly or through an affiliated corporation.

Currently, we do not have 200 stockholders of record, nor do we have any stockholders of record with addresses in the State of Nevada. Furthermore, we do not conduct business in the State of Nevada and we do not intend to conduct business in the State of Nevada in the near future. Accordingly, the anti-takeover provisions contained in NRS Sections 78.378 to 78.3793 do not apply to us, and are not likely to apply to us in the foreseeable future.

Transfer Agent and Registrar

Empire Stock Transfer, Inc. is the transfer agent and registrar of our Common Stock. Their address is 2470 Saint Rose Parkway, Suite #304 Henderson, NV 89074, and their telephone number is 702-818-5898.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS
TO BE ACTED UPON

(a) No officer or Director of the Company has any substantial interest in the matters to be acted upon, other than his role as an officer or Director of the Company.

(b) No Director of the Company has informed the Company that he intends to oppose the proposed actions to be taken by the Company as set forth in this Information Statement.

ADDITIONAL INFORMATION

Additional information concerning Westmont Resources, Inc., including its annual and quarterly reports filed with the SEC, may be accessed through the SEC’s EDGAR archives at www.sec.gov.

PROPOSAL 1 - INCREASING THE COMPANY’S AUTHORIZED SHARES

The Company’s Board proposes to increase the authorized shares of stock of the Company from Seventy-five Million (75,000,000) to Eight Hundred Million (800,000,000), of which Seven Hundred Seventy-five Million (775,000,000) of which shall be Common Shares, $0.001 par  value per share, and Twenty Five Million (25,000,000) of which shall be Preferred Shares, $0.001 par value per share, with the Board of Directors having the authority to designate one or more series of such Preferred Shares and to  establish the rights, restrictions, preferences and privileges for such Preferred Shares from time-to-time by duly authorized resolution.  To effectuate this increase, when approved by the stockholders, the Company will file a Certificate of Amendment to Articles of Incorporation with the Secretary of State of the State of Nevada.

Purpose of Increasing Number of Authorized Shares of Common Stock

While the Company has no current plans, understanding or agreements to use of the additional authorized shares for any financings, acquisitions or other purposes, the Company’s Board believes that it is desirable to have additional authorized shares of Common Stock and the ability to issue shares of Preferred Stock for possible future financings, possible future acquisition transactions and other general corporate purposes. The Board believes that having such additional authorized shares of Common Stock and Preferred Stock available for issuance in the future should give the Company greater flexibility and may allow such shares to be issued without the expense and delay of a special stockholders’ meeting. Although such issuance of additional shares with respect to future financings and acquisitions would dilute existing stockholders, management believes that such transactions would increase the value of the Company to its stockholders.

Filing Certificate of Amendment to Articles of Incorporation

This Proposal provides for the authorization of Eight Hundred Million (800,000,000), of which Seven Hundred Seventy-five Million (775,000,000) of which shall be Common Shares, $0.001 par  value per share, and Twenty Five Million (25,000,000) of which shall be Preferred Shares, $0.001 par value per share, with the Board of Directors having the authority to designate one or more series of such Preferred Shares and to  establish the rights, restrictions, preferences and privileges for such Preferred Shares from time-to-time by duly authorized resolution.  As of the Record Date, November 25, 2008, a total of 48,833,000 shares of Common Stock were issued and outstanding.

The Company shall file, among other things, a Certificate of Amendment to Articles of Incorporation with the Secretary of State of the State of Nevada in order to effect the increase in authorized shares. Article 3 of the Articles of Incorporation shall read as follows:

“3. Shares.  The number of shares which the Corporation is authorized to issue is Eight Hundred Million (800,000,000), of which Seventy Hundred Seventy-five Million (775,000,000) of which shall be Common Shares, $0.001 par  value per share, and Twenty Five Million (25,000,000) of which shall be Preferred Shares, $0.001 par value per share, with the Board of Directors having the authority to designate one or more series of such Preferred Shares and to  establish the rights, restrictions, preferences and privileges for such Preferred Shares from time-to-time by duly authorized resolution.”

Advantages and Disadvantages of Increasing Authorized Shares

There are certain advantages and disadvantages of voting for an increase in the Company’s authorized Common Stock and creation of a class of Preferred Stock. The advantages include:

•	The ability to raise capital by issuing capital stock in financing transactions.

•	To have shares of Common Stock and Preferred Stock available to pursue business expansion opportunities, if any.

The disadvantages include:

•	Dilution to the existing stockholders, including a decrease in our net income per share in future periods. This could cause the market price of our stock to decline.

•
The issuance of authorized but unissued stock could be used to deter a potential takeover of the Company that may otherwise be beneficial to stockholders by diluting the shares held by a potential suitor or issuing shares to a stockholder that will vote in accordance with the desires of the Company’s Board, at that time.

Recommendation of the Board of Directors

Our Board unanimously recommended a vote “FOR” the approval to increase in the total number of authorized shares of capital stock of the Company from Seventy-Five Million (75,000,000) to Eight Hundred Million (800,000,000) shares, Seventy Hundred Seventy-five Million (775,000,000) of which shall be Common Shares, $0.001 par value per share, and Twenty-Five Million  (25,000,000) of which shall be Preferred Shares, $0.001 par value per share, with the Board of Directors having the authority to designate one or more series of such Preferred Shares and to  establish the rights, restrictions, preferences and privileges for such Preferred Shares from time-to-time by duly authorized resolution.

No Voting of Stockholders Required

We are not soliciting any votes with regard to the proposal  to increase in the total number of authorized shares of capital stock of the Company from Seventy-Five Million (75,000,000) to Eight Hundred Million (800,000,000) shares, Seven Hundred Seventy-five Million (775,000,000) of which shall be Common Shares, $0.001 par value per share, and Twenty-Five Million  (25,000,000) of which shall be Preferred Shares, $0.001 par value per share, with the Board of Directors having the authority to designate one or more series of such Preferred Shares and to  establish the rights, restrictions, preferences and privileges for such Preferred Shares from time-to-time by duly authorized resolution.  Certain principal stockholders that have indicated an intention to vote in favor of this Proposal hold 92.15% of the total issued and outstanding shares of voting stock and accordingly, these principal stockholders have sufficient shares to approve the Proposal.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

Only one (1) Information Statement is being delivered to multiple security holders sharing an address unless the Company has received contrary instructions from one or more of the security holders. The Company shall deliver promptly upon written or oral request a separate copy of the Information Statement to a security holder at a shared address to which a single copy of the documents was delivered. A security holder can notify the Company that the security holder wishes to receive a separate copy of the Information Statement by sending a written request to the Company at 1621 Freeway Drive, Suite 209
Mount Vernon, WA 98273; or by calling the Company at (360) 395-6040 and requesting a copy of the Information Statement. A security holder may utilize the same address and telephone number to request either separate copies or a single copy for a single address for all future Information Statements and annual reports.

By Order of the Board of Directors

/s/ Peter Lindhout
Name: Peter Lindhout
Title: Chairman of the Board and President
Mount Vernon, Washington
January 21, 2009